SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive  Additional Materials

[ ] Soliciting Material pursuant to ss.240.14a-12

                                  BioTime, Inc.
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         ---------------------------------

         2) Aggregate number of securities to which transaction applies:

         ---------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------

         4) Proposed maximum aggregate value of transaction:

         ---------------------------------

         5) Total fee paid:

         ---------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ---------------------------------

         2) Form, Schedule or Registration Statement No.:

         ---------------------------------

         3) Filing Party:

         ---------------------------------

         4) Date Filed:

         ---------------------------------

[GRAPHIC OMITTED]

                                  BIOTIME, INC.
                      935 Pardee Street, Berkeley, CA 94710


                               November 3, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of BioTime, Inc. which will be held on Friday, December 5, 2003 at 10:00 a.m. at the DoubleTree Hotel & Executive Meeting Center, Berkeley Marina, 200 Marina Boulevard, Berkeley, California.

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all shareholders who are able to attend.


                                        /s/ Hal Sternbuerg

                                        Hal Sternberg, Ph.D.
                                        Vice President and Member of the
                                        Office of the President

[GRAPHIC OMITTED]

                                  BIOTIME, INC.
                      935 Pardee Street, Berkeley, CA 94710


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held December 5, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of BioTime, Inc. (the "Company") will be held at the DoubleTree Hotel & Executive Meeting Center, Berkeley Marina, 200 Marina Boulevard, Berkeley, California, on December 5, 2003 at 10:00 a.m. for the following purposes:

       1. To elect seven (7) directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       2. To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003; and

       3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has fixed the close of business on October 28, 2003 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.

     Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.


                                        By Order of the Board of Directors,

                                        /s/ Judith Segall

                                        Judith Segall
                                        Vice President and Secretary

Berkeley, California
November 3, 2003

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on December 5, 2003

     The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation (the "Company" or "BioTime") having its principal offices at 935 Pardee Street, Berkeley, California 94710, for use at the 2003 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 10:00 a.m. on Friday, December 5, 2003 at the DoubleTree Hotel & Executive Meeting Center, Berkeley Marina, Berkeley, California. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies. If no direction is indicated, such shares will be voted FOR (1) each nominee for election as director, and (2) approval of the appointment of BDO Seidman, LLP as independent auditors for the Company for the fiscal year ending December 31, 2003.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Company's Board of Directors does not know a reasonable time before the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting. Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders, and as of the date of this Proxy Statement, no shareholder has notified the Company of any other business that may properly come before the meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

     Only shareholders of record at the close of business on October 28, 2003 are entitled to notice of and to vote at the Meeting. On that date, there were 13,654,949 of the Company's Common Shares issued and outstanding, which constitutes the only class of voting securities of the Company outstanding. Each of the Company's Common Shares is entitled to one vote in the election of directors and in all other matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of Common Shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

     Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked, or by voting in person at the meeting. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy, but attendance at the Meeting will not revoke a proxy unless the shareholder votes in person.

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

     This Proxy Statement and the accompanying form of proxy are first being sent or given to the Company's shareholders on or about November 3, 2003.


                             ELECTION OF DIRECTORS

     At the Meeting, seven directors will be elected to hold office for a one-year term until the 2004 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All of the nominees named below are incumbent directors.

     It is the intention of the persons named in the enclosed proxy, unless such proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors.

Directors and Nominees

     The names and ages of the directors of the Company are as follows:

     Hal Sternberg, Ph.D., 50, is the Vice President of Research and a Member of the Office of the President, and has been a director of the Company since 1990. Dr. Sternberg was a visiting scientist and research Associate at the University of California at Berkeley from 1985-1988, where he supervised a team of researchers studying Alzheimer's Disease. Dr. Sternberg received his Ph.D. from the University of Maryland in Biochemistry in 1982.

     Harold Waitz, Ph.D., 61, is the Vice President of Engineering and Regulatory Affairs and a member of the Office of the President, and has been a director of the Company since 1990. He received his Ph.D. in Biophysics and Medical Physics from the University of California at Berkeley in 1983.

     Judith Segall, 50, is the Vice President of Operations and Secretary and a member of the Office of the President, and has been a director of the Company from 1990 through 1994, and from 1995 through the present date. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

     Jeffrey B. Nickel, Ph.D., 60, joined the Board of Directors of the Company during March 1997. Dr. Nickel is the President of Nickel Consulting through which he has served as a consultant to companies in the pharmaceutical and biotechnology industries since 1990. Prior to starting his consulting business, Dr. Nickel served in a number of management positions for Syntex Corporation and Merck & Company. Dr. Nickel received his Ph.D. in Organic Chemistry from Rutgers University in 1970.

     Milton H. Dresner, 78, joined the Board of Directors of the Company during February 1998. Mr. Dresner is a private investor and principal of Milton Dresner Investments. From 1950 until 2000 Mr. Dresner was the Co-Chairman of the Highland Companies, a diversified organization that was engaged in the development and ownership of residential and industrial real estate. Mr. Dresner serves as a director of Avatar Holdings, Inc., a real estate development company.

     Katherine Gordon, Ph.D., 49, joined the Board of Directors of the Company during June 2001. Dr. Gordon is head of corporate development for NovaNeuron, a molecular neurobiology company. Prior to joining NovaNeuron in 2003, Dr. Gordon was Senior Vice President of MitoKor, a company discovering novel therapeutics that act by modulating the activity of mitochondria. Dr. Gordon founded neuroscience company Apollo BioPharmaceutics in 1992 and ran the company as Chief Executive Officer until its acquisition by MitoKor, Inc. in 2001. Prior to founding Apollo BioPharmaceutics, Dr. Gordon was Associate Director at Genzyme Corporation. Dr. Gordon obtained her Ph.D. from Wesleyan University in 1982 and was a post-doctoral fellow at Yale University.

     Michael D. West, Ph.D., 50, joined the Board of Directors of the Company during October 2002. Dr. West is the President and Chief Executive Officer of Advanced Cell Technology, Inc. of Worcester, Massachusetts, a company focused on the medical applications of nuclear transfer (cloning) and embryonic stem cell technologies. Dr. West founded Geron Corporation, in 1990 where he served on the board of directors and in a number of executive positions, including as Vice President of New Technologies from 1993 to 1998, and as a director from inception to 1998. Geron Corporation is engaged in the research and development of diagnostic and therapeutic products for the treatment of cancer and degenerative diseases. Dr. West organized and managed the collaboration that led to the discovery of human embryonic stem and human embryonic germ cells. He received his Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Executive Officers

     Hal Sternberg, Harold Waitz, Judith Segall and Steven Seinberg are the only executive officers of BioTime. Following the death of Dr. Paul Segall, BioTime's Chairman and Chief Executive Officer in June 2003, the Board of Directors appointed Hal Sternberg, Harold Waitz, and Judith Segall to serve as members of the Office of the President. The members of the Office of the President collectively exercise the powers of the Chief Executive Officer.

     Steven A. Seinberg, J.D., 37, became Chief Financial Officer and Treasurer during August 2001. Prior to assuming these positions, Mr. Seinberg worked for over five years as BioTime's Director of Financial and Legal Research, a position that involved, among other duties, contract modifications and management of the Company's intellectual property portfolio. Mr. Seinberg received a J.D. from Hastings College of the Law in San Francisco in 1994.

     There are no family relationships among the directors or officers of the Company.

Directors' Meetings, Compensation and Committees of the Board

     The Board of Directors has an Audit Committee, the members of which are Jeffrey Nickel, Milton Dresner, and Katherine Gordon. The purpose of the Audit Committee is to recommend the engagement of the corporation's independent auditors and to review their performance, the plan, scope and results of the audit, and the fees paid to the corporation's independent auditors. The Audit Committee also will review the Company's accounting and financial reporting procedures and controls and all transactions between the Company and its officers, directors, and shareholders who beneficially own 5% or more of the Common Shares.

     The Company does not have a standing Nominating Committee. Nominees to the Board of Directors are selected by the entire Board.

     The Board of Directors has a Stock Option Committee that administers the Company's 2002 Stock Option Plan and makes grants of options to key employees, consultants, scientific advisory board members and independent contractors of the Company, but not to officers or directors of the Company. The members of the Stock Option Committee are Milton H. Dresner, Jeffrey B. Nickel, and Hal Sternberg. The Stock Option Committee was formed during September 1992.

     During the fiscal year ended December 31, 2002, the Board of Directors met seven times. No director attended fewer than 75% of the meetings of the Board or any committee on which they served.

     Directors did not receive cash fees during 2002. Instead, directors of the Company who are not employees received options to purchase 20,000 Common Shares exercisable at $3.00 per share, which was the closing price for BioTime stock on the American Stock Exchange on the last day of March 2002. Of the 20,000 options granted, 12,500 were fully vested and exercisable upon grant and the remaining 7,500 options vested and became exercisable in nine equal monthly installments based on continued service on the Board of Directors. Mr. West, who became a director during October 2002, received 3,332 options, as a pro rata share of the 20,000 options granted to other directors, and an additional option to purchase 15,000 Common Shares at $1.00 per share, which was the closing price on the AMEX on the date of grant. Directors of the Company and members of committees of the Board of Directors who are employees of the Company are not compensated for serving as directors or attending meetings of the Board or committees of the Board. Directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board. Directors who are employees of the Company are also entitled to receive compensation in such capacity.

Audit Committee Report

     The Audit Committee is composed of three independent directors in accordance with Section 121(A) of the American Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available from the Company upon request.

     The purpose of the Audit Committee is to select the Company's independent auditors and to review their performance, and to review and approve the plan, scope and results of the audit, and the fees paid to the Company's independent auditors. The Audit Committee also reviews the Company's accounting and financial reporting procedures and controls and all transactions between the Company and its officers, directors, and shareholders who beneficially own 5% or more of the Common Shares.

     The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     During  the  last  year,  the  Audit  Committee  met  four  times  and held discussions with management and representatives of BDO Seidman, LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Company management and representatives of BDO Seidman the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee also discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). BDO Seidman submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the reviews and discussions referred to above, the members of the Audit Committee unanimously approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

     The Audit Committee also meets on a quarterly basis with the Company's auditors to review and discuss the Company's financial statements for the quarter and the adequacy of the Company's internal financial and reporting controls.

     The Audit Committee: Jeffrey B. Nickel, Milton H. Dresner, and Katherine Gordon.

Board of Directors Report on Executive Compensation

     The Board of Directors does not have a standing Compensation Committee. Instead, the Board of Directors as a whole and the Audit Committee approves all executive compensation. The executive officers of the Company who serve on the Board of Directors do not vote on matters pertaining to their own personal compensation. Paul Segall and Judith Segall did not vote on matters pertaining to each other's compensation.

     The compensation policies implemented by the Board of Directors have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct the Company's product development program in a highly competitive industry dominated by larger, more highly capitalized companies. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against the Company's financial position and capital resources. Executive compensation may be composed of three major components: (i) base salary; (ii) annual variable performance awards payable in cash and tied to the Company's attainment of corporate objectives and the officer's achievement of personal goals; and (iii) long-term stock-based incentive awards (stock options) designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders.

     An annual bonus may be earned by each executive officer based upon the achievement of personal and Company performance goals. Because the Company is in the development stage, the use of performance milestones based upon profit levels and return on equity as the basis for such incentive compensation has not been considered appropriate. Instead, the incentive awards have been tied to the achievement of personal and corporate performance targets. The Company performance goals vary from year to year according to the stage of the Company's operations. Important milestones that have been considered by the Board of Directors in determining incentive bonuses have been (i) procurement of additional capital, (ii) licensing Company products, (iii) completing specified research and development goals, and (iv) achievement of certain organizational goals. Personal goals are related to the functional responsibility of each executive officer. The Board of Directors as a whole determines whether or not each Company performance goal has been achieved. During the fiscal year ended December 31, 2002, the Board of Directors did not award any cash bonuses to the executive officers.

     During 2001, the Company implemented a salary reduction program to reduce costs. All of the current executive officers participated in the program during 2002. The Board of Directors has approved a continuation of those reduced salaries until the Board of Director determines that the Company is in a financial position to commit to other compensation arrangements commensurate with each officer's experience and past performance and prevailing compensation rates in the San Francisco Bay area.

     The Board of Directors: Hal Sternberg, Harold Waitz, Judith Segall, Jeffrey B. Nickel, Milton H. Dresner, Katherine Gordon, and Michael D. West.

Executive Compensation

     The Company had five-year employment agreements with Paul Segall, Chairman and Chief Executive Officer; Judith Segall, Vice President of Operations and Corporate Secretary; Hal Sternberg, Vice President of Research; and Harold Waitz, Vice President of Engineering and Regulatory Affairs that expired on December 31, 2000 and were renewed for a one-year term that ended on December 31, 2001. The executive officers were entitled to receive annual salaries of $163,000 for the year ended December 31, 2001, but in July 2001 they agreed to participate in the Company's voluntary salary reduction program. Under these voluntary salary reductions, Dr. Segall received a salary of $3,000 per month and Drs. Sternberg and Waitz and Judith Segall each received a salary of $6,000 per month. Commencing in July 2003, Judith Segall began receiving a salary of $9,000 per month.

     Each   executive   officer  has  also  executed  an  Intellectual  Property
Agreement which provides that the Company is the owner of all inventions developed by the executive officer during the course of his or her employment.

     The following table summarizes certain information concerning the compensation paid during the past three fiscal years to the Chief Executive Officer, each of the current members of the Office of the President, and the Chief Financial Officer who was the only executive officer who earned more than $100,000 in 2002.

                          SUMMARY COMPENSATION TABLE

                                               Annual Compensation           Long-Term Compensation
                                        ---------------------------------   ------------------------
                                                               Salary($)
      Name and Principal Position            Year Ended         (Shares)     Bonus     Stock Options
--------------------------------------- -------------------   -----------   -------   --------------
Paul Segall                             December 31, 2002      $ 36,000                  125,000
Chairman and Chief Executive Officer    December 31, 2001      $101,792
                                        December 31, 2000      $163,000

Hal Sternberg                           December 31, 2002      $ 72,000                   90,000
Vice President of Research              December 31, 2001      $115,292
Member, Office of the President         December 31, 2000      $163,000

Harold Waitz                            December 31, 2002      $ 72,000                   80,000
Vice President of Engineering           December 31, 2001      $125,083
Member, Office of the President         December 31, 2000      $163,000

Judith Segall                           December 31, 2002      $ 72,000                   80,000
Vice President of Operations,           December 31, 2001      $115,292
Corporate Secretary,                    December 31, 2000      $163,000
Member, Office of the President

Steven A. Seinberg*                     December 31, 2002      $108,395                   20,000
Chief Financial Officer and Treasurer   December 31, 2001      $ 74,250                   15,000

------------
* Mr. Seinberg became Chief Financial Officer and Treasurer during August 2001.

Stock Options

     The following table certain information concerning stock options held by the Company's Chief Executive Officer, each member of the Office of the President, and the Chief Financial Officer as of December 31, 2002.

               Aggregated Options Exercised in Last Fiscal Year,
                       and Fiscal Year-End Option Values

                      Number of                           Number of                   Value of Unexercised
                       Shares                      Unexercised Options at           In-the-Money Options at
                      Acquired       Value            December 31, 2002                December 31, 2002
                         on        Realized    -------------------------------   ------------------------------
Name                  Exercise        ($)       Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------- ----------   ----------   -------------   ---------------   -------------   --------------
Paul Segall              --          --           41,666           83,334             --               --
Judith Segall            --          --           26,666           53,334             --               --
Hal Sternberg            --          --           30,000           60,000             --               --
Harold Waitz             --          --           26,666           53,334             --               --
Steven A. Seinberg       --          --           27,666           13,334             --               --

Certain Relationships and Related Transactions

     During September 1995, the Company entered into an agreement for financial advisory services with Greenbelt Corp. ("Greenbelt"), a corporation controlled by Alfred D. Kingsley and Gary K. Duberstein, who are also shareholders of the Company. Under this agreement the Company issued to the financial advisor warrants to purchase 311,276 Common Shares at a price of $1.93 per share, and the Company agreed to issue additional warrants to purchase up to an additional 622,549 Common Shares at a price equal to the greater of (a) 150% of the average market price of the Common Shares during the three months prior to issuance and (b) $2 per share. The additional warrants were issued in equal quarterly installments over a two year period, beginning October 15, 1995.

     The number of shares and exercise prices shown have been adjusted for the Company's subscription rights distributions during January 1997 and February
1999 and the payment of a stock dividend during October 1997. Greenbelt has purchased 544,730 Common Shares by exercising some of those warrants at prices ranging from $1.93 to $2.35 per share. The other warrants have expired unexercised.

     During April 1998, the Company entered into a new financial advisory services agreement with Greenbelt. The new agreement provided for an initial payment of $90,000 followed by an advisory fee of $15,000 per month paid quarterly. The Company agreed to reimburse Greenbelt for all reasonable out-of-pocket expenses incurred in connection with its engagement as financial advisor, and to indemnify Greenbelt and its officers, affiliates, employees, agents, assignees, and controlling person from any liabilities arising out of or in connection with actions taken on BioTime's behalf under the agreement. The agreement has been renewed each year and will expire on March 31, 2004. As compensation, the Company issued Greenbelt 30,000 Common Shares for the twelve months ended March 31, 2001 and 40,000 Common Shares for the twelve months ended March 31, 2002, and paid Greenbelt $60,000 in cash and issued Greenbelt 100,000 Common Shares for the twelve months ending March 31, 2003. For the twelve months ending March 31, 2004, the Company has agreed to pay Greenbelt $90,000 in cash and to issue Greenbelt 80,000 Common Shares.

     During March 2001, the Company entered into a Line of Credit Agreement with Alfred D. Kingsley under which Mr. Kingsley agreed to lend the Company $1,000,000. In consideration of Mr. Kingsley's agreement to provide that line of credit, the Company issued to him a warrant to purchase 50,000 Common Shares at an exercise price of $8.31 per share. The warrant will expire in five years. The exercise price and number of Common Shares for which the warrant may be exercised are subject to adjustment to prevent dilution in the event of a stock split, combination, stock dividend, reclassification of shares, sale of assets, merger or similar transaction.

     During August 2001, the Company received loans of $3,350,000 through the sale of debentures to a group of private investors, including Mr. Kingsley, who purchased $1,500,000 of debentures, and Milton Dresner, a director of the Company. Mr. Kingsley's investment included the conversion of the $1,000,000 principal balance of the line of credit that he had previously provided.

     Interest on the debentures is payable at an annual rate of 10% and is payable semiannually. The principal amount of the debentures will be due and payable on August 1, 2004. BioTime may prepay the debentures, in whole or in part, at any time without premium or penalty. Under the terms of the debentures, BioTime has agreed that commencing October 1, 2001 it will restrict its quarterly cash payments for operating expenses to not more than $450,000 (excluding interest payable on the debentures) plus the amount of cash revenues (excluding interest and dividends) it collects for the quarter. To the extent BioTime's expenditures during any quarter are less than $450,000 over its revenues, it may expend the difference in one or more subsequent quarters. That restriction will expire when BioTime obtains at least $5,000,000 in cash through sales of equity securities or pays off the debenture indebtedness in full. For this purpose, cash revenues will include royalties, license fees, and other proceeds from the sale or licensing of its products and technology, but will not include interest, dividends, and any monies borrowed or the proceeds from the issue or sale of any debt or equity securities. BioTime has also agreed not to declare or pay any cash dividends on its capital stock or to redeem or repurchase any shares of its capital stock, until it has paid off the debenture indebtedness in full.

     Investors who purchased the debentures also received warrants to purchase a total of 515,383 Common Shares at an exercise price of $6.50 per share. The warrants will expire if not exercised by August 1, 2004. The Company has the right to call the warrants for redemption at a redemption price of $0.01 per share if the closing price of the Company's Common Shares on the American Stock Exchange equals or exceeds 150% of the exercise price for fifteen (15) consecutive trading days and the shares issuable upon the exercise of the warrants have been registered for sale under the Securities Act of 1933, as amended (the "Act").

     During April 2003, holders of $2,750,000 principal amount of the debentures, including Mr. Kingsley, granted BioTime a "pay in kind" right allowing (but not requiring) BioTime to make interest payments in Common Shares instead of cash for the interest payments due during August 2003 and February 2004 (the "PIK Right"). BioTime retained the right to pay the interest due in cash. The Company elected to pay the debenture interest due in August 2003 in cash rather than in stock.

     Each debenture holder who agreed to grant BioTime the PIK Right received a three-year warrant entitling the holder to purchase BioTime Common Shares for $1.50 per share. The number of shares covered by the warrants is the amount of debenture interest due in August 2003 and February 2004 divided by the $1.50 exercise price. Warrants to purchase a total of 223,331 Common Shares were issued.

     The warrants will expire in three years and will not be exercisable thereafter. The warrants will be redeemable by BioTime at $0.05 per warrant share if the closing price of the Common Shares on the American Stock Exchange exceeds 200% of the exercise price for 20 consecutive trading days.

     If BioTime actually elects to pay interest in stock instead of cash, the common shares issued on the interest payment date will be valued at the lower of (a) $1.20 or (b) 80% of the average closing price of BioTime Common Shares on the AMEX for the 10 trading days prior to the interest payment date, but not less than $0.80 per share.

     BioTime granted registration rights for the warrants and shares on substantially the same terms as the registration rights covering the warrants issued when the debentures were originally sold. All prices and share amounts will be adjusted for any stock splits, reverse splits, recapitalization, or similar changes to the Common Shares.

     Alfred Kingsley has agreed with BioTime that if BioTime exercises the PIK right he will provide BioTime with the cash required to pay the interest due on any debentures held by persons who did not grant BioTime the PIK Right. In consideration of his agreement to do so, BioTime issued to Mr. Kingsley a warrant for 39,999 additional Common Shares, which is the amount of warrants that would have been issued had those debenture holders agreed to grant the PIK Right. When Mr. Kingsley provides BioTime with the cash to pay the interest due, he will receive the number of shares that the debenture holders would have received had they accepted stock in lieu of cash interest payments.

     During March 2002, the Company entered into a new Credit Agreement with Alfred D. Kingsley for a $300,000 line of credit. In consideration of Mr. Kingsley's agreement to provide that line of credit, the Company issued to him a warrant to purchase 30,000 Common Shares at an exercise price of $4.00 per share. The warrant will expire in five years. The exercise price and number of Common Shares for which the warrant may be exercised are subject to adjustment to prevent dilution in the event of a stock split, combination, stock dividend, reclassification of shares, sale of assets, merger, or similar transaction.

     During August 2002, Mr. Kingsley purchased 89,285 Common Shares, and Jeffrey Nickel purchased 10,000 Common Shares, from the Company at the same price and on the same terms as shares sold to other investors in a private placement.

     The Company has registered for sale under the Act, the warrants and Common Shares described above, including Common Shares that may be issued upon the exercise of the warrants or in installments under the financial advisory agreement, other than the shares issuable under the current financial advisory agreement which may be registered at a later date. The Company also included in the registration 300,000 Common Shares that Mr. Kingsley acquired during December 2000 from certain BioTime officers and directors. The Company pays the expenses of registration, but will not be obligated to pay any underwriting discounts or commissions that may be incurred by Greenbelt, Mr. Kingsley, Mr. Dresner, or Mr. Nickel in connection with any sale of the warrants or Common Shares.

     On July 3, 2002 Paul Segall and Harold Waitz each sold 200,000 Common Shares to Mr. Kingsley at a price of $2.00 per share to eliminate margin indebtedness. Also on July 3, 2002, Mr. Kingsley made unsecured loans in the amounts of $220,000 to Dr. Segall and $252,000 to Dr. Waitz.

Comparison of Shareholder Return

     The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Shares with the cumulative total returns of the Nasdaq Stock Market Index and the BioCentury 100 Stock Index. The BioCentury 100 Stock Index includes many companies in an early stage of development that have a market capitalization similar to BioTime's. The graph covers the period from July 1, 1997, the first day of the Company's fifth preceding fiscal year, through the fiscal year ended December 31, 2002.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

     The graph assumes that $100 was invested on July 1, 1997 in the Company's Common Shares and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Shares.

                         6/30/97      6/30/98     12/31/98     12/31/99     12/31/00     12/31/01     12/31/02
                       -----------   ---------   ----------   ----------   ----------   ----------   ---------
BioTime, Inc.              100.00       56.88       158.11        80.76        68.25        41.86       14.11
BioCentury 100 Index       100.00       91.05       102.70       203.37       282.07       200.69      100.89
NASDAQ Market Index        100.00      133.30       164.56       297.59       188.42       145.44      101.76

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of November 3, 2003 concerning beneficial ownership of Common Shares by each shareholder known by the Company to be the beneficial owner of 5% or more of the Company's Common Shares, and the Company's executive officers and directors. Information concerning certain beneficial owners of more than 5% of the Common Shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

                                                   Number of     Percent of
                                                     Shares        Total
                                                  -----------   -----------
         Alfred D. Kingsley (1)
         Gary K. Duberstein
         Greenbelt Corp.
         Greenway Partners, L.P.
         Greenhouse Partners, L.P.
          110 E. 59th Street, Suite 3203
          New York, New York 10022 ............   3,255,582         23.0%
         Judith Segall (2) ....................     508,742          3.7%
         Hal Sternberg (3) ....................     304,907          2.2%
         Harold D. Waitz (4) ..................     204,166          1.5%
         Steven A. Seinberg (5) ...............      41,000            *
         Jeffrey B. Nickel (6) ................      80,000            *
         Milton H. Dresner (7) ................     110,998            *
         Katherine Gordon (8) .................      55,000            *
         Michael D. West (9) ..................      38,332            *
         All officers and directors
          as a group (8 persons) (10) .........   1,343,145          9.4%

------------
* Less than 1%

 (1) Includes 814,460 Common Shares owned by Greenbelt Corp., 90,750 Common Shares owned by Greenway Partners, L.P., 1,888,709 Common Shares owned solely by Alfred D. Kingsley, 450,768 Common Shares issuable upon the exercise of certain warrants owned solely by Mr. Kingsley, and 10,895 Common Shares owned solely by Gary K. Duberstein. Alfred D. Kingsley and Gary K. Duberstein control Greenbelt Corp. and may be deemed to beneficially own the warrants and shares that Greenbelt Corp. beneficially owns. Greenhouse Partners, L.P. is the general partner of Greenway Partners, L.P., and Mr. Kingsley and Mr. Duberstein are the general partners of Greenhouse Partners, L.P. Greenhouse Partners, L.P., Mr. Kingsley, and Mr. Duberstein may be deemed to beneficially own the shares that Greenway Partners, L.P. owns. Mr. Duberstein disclaims beneficial ownership of the shares and warrants owned solely by Mr. Kingsley, and Mr. Kingsley disclaims beneficial ownership of the shares owned solely by Mr. Duberstein.

 (2) Includes 143,245 shares held of record by Judith Segall as Administrator of the Estate of Paul Segall, 202,163 shares held of record by Judith
     Segall, 83,334 shares that may be acquired by the estate of Paul Segall upon the exercise of certain stock options, and 80,000 shares that may be acquired by Judith Segall upon the exercise of certain stock options that are currently exercisable or become exercisable within 60 days.

 (3) Includes 90,000 shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

 (4) Includes 2,100 shares held for the benefit of Dr. Waitz's minor children and 80,000 shares that may be acquired by Dr. Waitz upon the exercise of certain stock options that are currently exercisable or become exercisable within 60 days.

 (5) Includes 41,000 shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

 (6) Includes 70,000 shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

 (7) Includes 70,000 shares issuable upon the exercise of certain stock options that are currently exercisable or become exercisable within 60 days, and 15,384 shares issuable upon the exercise of certain warrants.

 (8) Includes 55,000 shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

 (9) Includes 38,332 shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

(10) Includes 607,666 shares issuable upon the exercise of certain options and warrants.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2002.

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected BDO Seidman, LLP as the Company's auditors. The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of BDO Seidman to serve as independent auditors of the Company for the fiscal year ending December 31, 2003. BDO Seidman has served as the Company's independent auditors since January 2003. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of BDO Seidman to audit the Company's consolidated financial statements. A representative of BDO Seidman will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.


The  Board of Directors Recommends a Vote "FOR" Ratification of the Selection of
            BDO Seidman, LLP as the Company's Independent Auditors

     On January 14, 2003, the Company dismissed Deloitte & Touche LLP as the Company's independent auditors and retained BDO Seidman as their new independent auditors to audit the Company's financial statements. The dismissal of Deloitte & Touche and the engagement of BDO Seidman was approved by the Audit Committee and the Company's Board of Directors. Prior to engaging BDO Seidman, the Company did not consult with them regarding the application of accounting principles to any specified transaction, either completed or proposed, or with respect to the kind of opinion that might be rendered on the Company's financial statements, or with respect to any matter described below.

     During the years ended December 31, 2001 and 2000, Deloitte & Touche's reports on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, these reports contained an explanatory paragraph as it relates to the Company being in the development stage.

     During the Company's two most recent fiscal years and the subsequent period up to January 14, 2003 there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Deloitte & Touche would have caused them to make a reference to the subject matter of the disagreement in connection with their report. In addition, during the Company's two most recent fiscal years and the subsequent period up to January 14, 2003, Deloitte & Touche did not advise the Company that (a) the Company's internal controls necessary for it to develop reliable financial statements do not exist, or that (b) the information had come to their attention that led them to no longer be able to rely on management's representations or that made them unwilling to be associated with the financial statements prepared by management, or that (c) there was a need to expand the scope of the audit, or that information had come to their attention during that time period that if further investigated may (i) have materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or
(ii) caused them to be unwilling to rely on management's representations or be associated with the Company's financial statements, or that (d) information had come to their attention that they concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report. However, as part of the review of the Company's financial statements as of and for the three month period ended September 30, 2002, Deloitte & Touche communicated to the Company's Audit Committee their recommendation that the Company take certain steps to strengthen its accounting and reporting functions, including improvement of the capabilities of its accounting personnel, investigation into the possible replacement or updating of its accounting software, adoption of more frequent internal reviews and reconciliations of financial information, and improvement of the Company's budgeting process. Management of the Company concurred with the recommendation of Deloitte & Touche.

     Audit Fees. BDO Seidman billed the Company $105,668 for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002. Prior to January 14, 2003, Deloitte & Touche served as the Company's auditors. Deloitte & Touche billed the Company $41,000 and $110,619 for the fiscal years ended December 31, 2002 and December 31,

2001,  respectively,  for  professional  services  rendered for the audit of the
Company's   annual  financial  statements,  and  for  review  of  the  financial statements included in the Company's Forms 10-Q.

     Audit Related Fees. BDO Seidman did not provide any assurance and related services to the Company that are reasonably related to the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002. Prior to January 14, 2003, Deloitte & Touche served as the Company's auditors. Deloitte & Touche billed the Company $57,200 and $15,451 during the fiscal years ended December 31, 2002 and December 31, 2001, respectively, for such services.

     Tax Fees. BDO Seidman and Deloitte & Touche did not provide any tax compliance services, tax advice, or tax planning services to the Company during the fiscal year ended December 31, 2002.

     Other Fees. BDO Seidman and Deloitte & Touche did not provide any services to the Company during the fiscal years ended December 31, 2002 and December 31, 2001, other than those included in the preceding three categories.

     Under practices and procedures adopted by the Audit Committee, the prior approval of the Audit Committee is required for the engagement of the Company's auditors to perform any non-audit services for the Company. Other than diminimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. These practices and procedures were adopted in response to new regulations promulgated by the SEC to assure auditor independence and were not were not in effect when the non-audit services described above were performed by the Company's independent auditors. However, Deloitte & Touche had provided the Audit Committee with a fee schedule setting forth the fees that would be charged for non-audit services and the Audit Committee considered matters affecting the independence of the independent auditors and approved the fees paid to Deloitte & Touche.

                            PROPOSALS OF SHAREHOLDERS

     Shareholders of the Company who intend to present a proposal for action at the 2004 Annual Meeting of Shareholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than August 7, 2004 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K/A-1 filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of the Company.


                                        By Order of the Board of Directors,

                                        /s/ Hal Sternberg

                                        Hal Sternberg, Ph.D.
                                        Vice President and Member
                                        Office of the President

November 3, 2003

                        HOW TO ATTEND THE ANNUAL MEETING

     If you are a "shareholder of record" (meaning that you have a stock certificate registered in your own name), your name will appear on the Company's shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver's license, or other identification.

     If you are a "street name" shareholder (meaning that your shares are held in an account at a broker- dealer firm) your name will not appear on the Company's shareholder list. If you plan to attend the Meeting, you should ask your broker for a "legal proxy." You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a "legal proxy" that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime stock. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your proxy statement.

                                    PROXY FOR
                                  BIOTIME, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 5, 2003
                This Proxy is Solicited by the Board of Directors

    The undersigned appoints Judith Segall and Hal Sternberg, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on December 5, 2003 and any adjournment thereof and to represent and vote all BioTime, Inc. Common Shares standing in the name of the undersigned upon the books of the corporation.

                (Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  BIOTIME, INC.
                                December 5, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.


--------------------------------------------------------------------------------
          DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS NUMBERED 1 AND 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
--------------------------------------------------------------------------------

1. Election of Directors: NOMINEES:
   [ ]     FOR ALL NOMINEES           O MILTON H. DRESNER
                                      O KATHERINE GORDON
   [ ]     WITHHOLD AUTHORITY         O JEFFREY B. NICKEL
           FOR ALL NOMINEES           O JUDITH SEGALL
                                      O HAL STERNBERG
   [ ]     FOR ALL EXCEPT             O HAROLD WAITZ
           (See instructions below)   O MICHAEL D. WEST

INSTRUCTION:   To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each  nominee you wish to withhold, as shown here:
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To change the address on your  account,  please check the box at right
and indicate your new address in the address space above.  Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

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2. RATIFYING APPOINTMENT OF INDEPENDENT AUDITORS.      FOR    AGAINST    ABSTAIN
                                                       [ ]      [ ]        [ ]

The persons named as proxy may also vote on such other business as may properly come before the Meeting or any adjournment thereof.

                  WISH TO ATTEND AND VOTE SHARES AT MEETING [ ]

Signature of Shareholder                                            Date:
                        -------------------------------------------      -------

Signature of Shareholder                                            Date:
                        -------------------------------------------      -------

   Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.